UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 29, 2014
(Date of earliest event reported)

Legend Oil and Gas, Ltd.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-49752 (Commission File Number)	84-1570556 (IRS Employer Identification No.)

1218 Third Avenue, Suite 505 Seattle, Washington (Address of Principal Executive Offices)	98101 (Zip Code)

(206) 910-2687
(Registrant’s telephone number, including area code)

______________________________________________
(Former Name, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Please see the disclosure below under Item 3.02.

Item 3.02                      Unregistered Sale of Equity Securities

On May 29, 2014, the Company issued an 8% Original Issue Discount Senior Secured Convertible Debenture (the “Debenture”) to Hillair Capital Investments, L.P. (“Hillair”) in the aggregate amount of $400,000, convertible at a rate of $.0.01, subject to adjustments, and payable on or before April 1, 2016.

In conjunction with the Debenture and in consideration of Hillair’s entering into the Debenture agreement with the Company, the Company entered into a Securities Purchase Agreement (“SPA”) with Hillair for a common stock purchase warrant to purchase up to a number of shares of common stock equal to $1,176,000 in aggregate of the principal amount of the Debentures issuable to Hillair divided by $0.01, with an exercise price equal to $0.01, subject to adjustment therein. The SPA provides for additional tranches on August 31, 2014 and October 30, 2014, respectively, for $325,000 per tranche. The Debenture and common stock purchase warrants are filed as exhibits to the SPA hereto.

The SPA is secured by the prior Security Agreement and the collateral defined in Section 1(a)(i)-(x) of the Security Agreement, dated July 10, 2013 and filed with the SEC on July 17, 2013.

As disclosed in the Current Reports on Form 8-K on July 17, 2013 and December 5, 2013, the Company entered into similar securities purchase agreements to the SPA with Hillair in July 2013 and November 2013 respectively, and issued similar 8% Original Issue Discount Senior Secured Convertible Debentures and common stock purchase warrants (together, the “July and November 2013 Agreements”), with which they have now entered into a Forbearance Agreement, executed on May 29, 2014, whereby Hillair shall refrain and forebear from exercising certain rights and remedies afforded under the July and November 2013 Agreements. The Forbearance Agreement is filed as an exhibit to the SPA hereto.

The Company has also renegotiated the terms of the July and November 2013 Agreements pursuant to the terms and conditions contained in the Amendment Agreement, executed on May 29, 2014. Specifically, the Amendment Agreement amends and restates the 8% Original Issue Discount Senior Secured Convertible Debentures underlying the July and November 2013 Agreements and adjusts their maturity dates to August 1, 2016, amortization schedule, interest payment dates and conversion price to $0.01.  Additionally, the Amendment Agreement resets the exercise price and adjusts the amount of shares underlying the common stock purchase warrants issued in connection with the July and November 2013 Agreements.

Hillair and the Company have also entered into a Forbearance Agreement, on May 29, 2014, whereby Hillair shall refrain and forebear from exercising certain rights and remedies afforded under the July and November 2013 Agreements.

These transactions are exempt from registration subject to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.

Item 5.02                      Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2014, the Company entered into a letter agreement with Northpoint Energy Partners, LLC (“Northpoint”) for the appointment of Andrew Reckles, managing partner of Northpoint, to serve as chief restructuring officer of the Company and shall serve until his resignation or termination.

Mr. Reckles, 44, has vast experience in sales brokerage and principal and general partnerships of major private equity funds to Managing Principal of his own private equity practice. In 2010, Mr. Reckles founded Northpoint (fka, C4 Capital) which provides financing solutions and advisory services to oil and gas companies. Previously, Mr. Reckles has been personally responsible for structuring and/or funding more than 150 domestic and international transactions totaling in excess of $500 million in closed deals. He has keen business acumen and experience in numerous disciplines, including biotechnology, staffing, retail, energy, medical device technology, defense and advertising. He was the General Partner of Palisades Master Fund, LP, a US-based hedge fund from 2001 until 2008; the fund's mandate was primarily to provide senior and mezzanine credit facilities to growing companies across multiple disciplines.

Mr. Reckles has both executive experience acting as CEO, President, and/or Chief Restructuring Officer as well as held board positions at numerous companies across multiple industries over his career. In fact, his expertise while serving on the board of Oxford Media, during its bankruptcy proceeding, was an instrumental component to that company being acquired out of bankruptcy. Andy was also instrumental in negotiating and closing Australia's largest biotech licensing agreement on behalf of his client with Pfizer.

Mr. Reckles attended Arizona State University and is a Certified Lean Six Sigma Green Belt holder is also a Chartered Hedge Fund Professional ("CHP").  Andy maintains FINRA licenses 7, 24, and 63.

Mr. Reckles is not a director or executive officer of any other public company, nor is he related to any officer, director or affiliate of the Company.

On October 7, 2013, the Company entered into a consulting agreement with Northpoint for financial consulting services in respect to certain developments and ad hoc projects of the Company. In connection with this agreement, the Company has issued Northpoint approximately 4,763,333 shares of restricted common stock of the Company and, to date, has paid them fees based on (i) a temporary 2.0% non-operating overriding royalty interest in the Piqua region of the state of Kansas (property currently owned by the Company) and (ii) a financing consulting fee equal to 2% of the gross amount of capital raised by the Company for any financing which the Company undertakes and completes during the term of the Northpoint engagement in connection with the SPA and July and November 2013 Agreements referenced above under Item 3.02. Northpoint will also receive a 1.5% non-operating, overriding royalty on any asset or property that the Company acquires during the term of the Northpoint engagement that they advise on, performs diligence, and/or introduces to the Company.

Item 9.01                      Financial Statements and Exhibits

Exhibit 10.1                   Securities Purchase Agreement, dated May 29, 2014
Exhibit 10.2                   Amendment Agreement, dated May 29, 2014
Exhibit 10.3                   Letter Agreement by and between the Company and Northpoint Energy Partners, LLC, dated May 20, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 3, 2014

LEGEND OIL AND GAS LTD.

By:	/s/ James Vandeberg
James Vandeberg, Vice President